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                                                                   EXHIBIT 10(m)









                              CLAIRE'S STORES, INC.

                      MANAGEMENT DEFERRED COMPENSATION PLAN



                                   AS ADOPTED

                             EFFECTIVE JULY 26, 1999


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                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

                                    ARTICLE I
                              TITLE AND DEFINITION

1.1   Title............................................................. 2
1.2   Definitions....................................................... 2

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.1   Eligibility....................................................... 5
2.2   Participation..................................................... 5

                                   ARTICLE III
                  DEFERRAL ELECTIONS AND COMPANY CONTRIBUTIONS

3.1   Elections to Defer Salary and/or Bonus............................ 5
3.2   Company Contributions Amounts..................................... 7
3.3   Investment Elections.............................................. 8

                                   ARTICLE IV
                                    ACCOUNTS

4.1   Deferral Account.................................................. 9
4.2   Company Contribution Account......................................10

                                    ARTICLE V
                                     VESTING

5.1   Deferral Account..................................................10
5.2   Company Contribution Account......................................10

                                   ARTICLE VI
                                  DISTRIBUTIONS

6.1   Distribution of Benefits..........................................11
6.2   Unforeseeable Emergency Withdrawals...............................13
6.3   Unscheduled Early Distributions...................................13
6.4   Scheduled Early Distributions.....................................14
6.5   Change in Control.................................................15
6.6   Inability to Locate Participant...................................15
6.7   Trust.............................................................15


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                                                                        PAGE
                                                                        ----

                                   ARTICLE VII
                                 ADMINISTRATION

7.1   Committee......................................................... 15
7.2   Committee Action.................................................. 15
7.3   Powers and Duties of the Committee................................ 16
7.4   Construction and Interpretation................................... 16
7.5   Information....................................................... 17
7.6   Compensation, Expenses and Indemnity.............................. 17
7.7   Periodic Statements............................................... 17
7.8   Disputes.......................................................... 17

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1   Unsecured General Creditor........................................ 18
8.2   No Guarantee of Benefits.......................................... 19
8.3   Restriction Against Assignment.................................... 19
8.4   Withholding....................................................... 19
8.5   Notice of Address................................................. 19
8.6   Notices........................................................... 19
8.7   Employer-Employee Relationship.................................... 20
8.8   Amendment, Modification, Suspension or Termination................ 20
8.9   Governing Law..................................................... 20
8.10  Receipt or Release................................................ 20

                                       ii

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                              CLAIRE'S STORES, INC.
                      MANAGEMENT DEFERRED COMPENSATION PLAN

         WHEREAS, Claire's Stores, Inc. desires to establish an unfunded deferred compensation plan, effective as of July 26, 1999, which provides supplemental retirement income benefits for a select group of management or highly compensated employees through deferrals of salary and bonuses, and through discretionary company contributions under such plan.

         NOW, THEREFORE, Claire's Stores, Inc. hereby adopts and establishes the Claire's Stores, Inc. Management Deferred Compensation Plan, the terms of which are hereinafter set forth.

                                    ARTICLE I

                              TITLE AND DEFINITIONS

1.1.     TITLE.

         The name of this plan is the "Claire's Stores, Inc. Management Deferred Compensation Plan."

1.2.     DEFINITIONS.

         Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         (a) "Account" or "Accounts" shall mean a Participant's Deferral Account and/or Company Contribution Account.

          (b) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then the Beneficiary or Beneficiaries shall be the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that such person or persons are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (1) to that person's living parent(s) to act as custodian, (2) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which



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the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

         (c) "Board" shall mean the Board of Directors of Claire's Stores, Inc..

         (d) "Bonus" shall mean any cash incentive or other compensation which is awarded by a Company in its discretion to a Participant as remuneration in addition to the Participant's Salary. Bonus for purposes of the Plan shall be determined without regard to any reductions (1) for any salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code or (2) pursuant to any deferral election in accordance with Article III of the Plan.

         (e) "Break-in-Service" shall mean a continuous twelve (12) month period during which the Participant is not an Employee, commencing on the date the Participant ceases to be an Employee. For purposes of the preceding sentence, a Participant shall continue to be considered an Employee during a leave of absence, but only if that leave of absence is approved by the Company.

         (f) "Change of Control" shall mean approval by the shareholders of the Company of (1) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were shareholders of the company immediately prior to such reorganization, merger, consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's outstanding voting securities, (2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

         (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (h) "Committee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article VII.

         (i) "Company" shall mean (1) Claire's Stores, Inc. and (2) any corporation, partnership, limited liability company or other entity which has a business or other relationship with Claire's Stores, Inc. and which, with the approval of the Committee, has elected to participate in the Plan.

         (j) "Company Contribution Amount" shall mean an amount awarded by a Company pursuant to Section 3.2 hereof.

         (k) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which may be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in a uniform and non-discriminatory manner by the Committee after requiring medical examinations by a physician or reviewing any medical evidence which the Committee considers necessary.




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         (l) "Eligible Employee" shall mean any Employee who is (1) employed by the Company, (2) designated by the Committee to be eligible to participate in the Plan, and (3) a member of a select group of management or highly compensated employees of that Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and any regulations relating thereto.

         (m) "Employee" shall mean any employee of (1) the Company or (2) any corporation, partnership, limited liability company or other entity which has a business or other relationship with Claire's Stores, Inc. and which, with the approval of the Committee, has elected to participate in the Plan.

         (n) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         (o) "Initial Election Period" for an Eligible Employee shall mean the latest of (1) July 30, 1999, (2) the period ending 30 days after his or her first day of employment with a Company or (3) the period ending 30 days after the date he or she becomes an Eligible Employee.

         (p) "Interest Rate" shall mean, for each Investment Alternative, an amount equal to the net rate of gain or loss or appreciation or depreciation on the assets of such Investment Alternative.

         (q) "Investment Alternative" shall mean an investment alternative selected by the Committee pursuant to Section 3.2(b) hereof.

         (r) "Participant" shall mean any Eligible Employee who becomes a Participant in accordance with Section 2.1 hereof.

         (s) "Payment Eligibility Date" shall mean, with respect to a Participant, the first day of the first calendar quarter following the Participant's termination of employment with the Company.

         (t) "Plan" shall mean the Claire's Stores, Inc. Management Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

         (u) "Plan Year" shall mean the 12 consecutive month period beginning on January 1, provided, however, that the first Plan Year shall be a short year beginning on July 26, 1999 and ending on December 31, 1999.

         (v) "Salary" shall mean the Participant's base salary paid by the Company. Salary for purposes of the Plan shall be determined without regard to any reduction (1) for any salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code or (2) pursuant to any deferral election in accordance with Article III of the Plan. In addition, "Salary" may include amounts that are contributed to a plan qualified under Section 401(k) of the Code which are distributed to a Participant on account of exceeding the limitations provided under Sections 401 and 402(g) of the Code.

         (w) "Trust" shall mean the trust referred to in Section 6.7 of the Plan.

         (x) "Trustee" shall mean the trustee of the Trust.




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         (y) "Year of Service" shall mean, with respect to a Participant, a period of twelve consecutive months during which he or she is employed by the Company or its subsidiaries or affiliates commencing on the date on which the Participant begins such employment, including months prior to the time he or she was a Participant; PROVIDED, HOWEVER, that if a Participant had incurred a Break-in-Service and then becomes a Participant again, a Year of Service with respect to such Participant shall mean a period of twelve consecutive months during which he or she is employed by the Company or its subsidiaries or affiliates commencing as of the date of the Participant's reemployment.

         (z) "Eligible Year of Service" shall mean, with respect to a Participant, a Year of Service during which the Participant is an Eligible Employee.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

2.1.     ELIGIBILITY.

         An Employee shall be eligible to participate in the Plan as of the later of: (a) July 26, 1999, if the Employee is an Eligible Employee as of that date, or (b) the date on which the Employee becomes an Eligible Employee.

2.2.     PARTICIPATION.

         An Eligible Employee shall become a Participant in the Plan by (1) electing to defer a portion of his or her Salary and/or Bonus in accordance with
Section 3.1 hereof, and (2) completing a life insurance application.

                                   ARTICLE III
                             DEFERRAL ELECTIONS AND
                              COMPANY CONTRIBUTIONS

3.1.     ELECTIONS TO DEFER SALARY AND/OR BONUS.

         (a) INITIAL ELECTION PERIOD. Each Participant who is an Eligible Employee may elect to defer receipt of his or her Salary and/or Bonus by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee (the "Participant Election and Enrollment Form"), no later than the last day of his or her Initial Election Period.

         (b) GENERAL RULE. The amount of Salary and/or Bonus which an Eligible Employee may elect to defer is as follows:

                  (1) Any whole-number percentage of Salary up to 100%; and/or

                  (2) Any whole-number percentage of Bonus up to 100%.




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         (c) MINIMUM DEFERRALS. The minimum aggregate amount that may be deferred by an Eligible Employee during a Plan Year is (1) $2,500 for the Plan's first Plan Year, and (2) $5,000 for any other Plan Year (the "Minimum Annual Deferral"); PROVIDED, HOWEVER, with respect to those Eligible Employees who become Participants in the Plan after the first day of a Plan Year, the Minimum Annual Deferral may be pro rated as determined by the Committee in a fair and uniform manner based upon the number of months of participation in the Plan during such Plan Year. Such minimum may be satisfied by deferring Salary and/or Bonus payable for services rendered for such Plan Year (even though such Bonus may not be paid until the next Plan Year). Accordingly, if no Salary is deferred for a Plan Year and the total amount of the Bonus elected to be deferred with respect to that Plan Year is in fact less than the applicable minimum amount for that Plan Year, then no portion of Bonus shall be deferred.

         (d) EFFECT OF INITIAL ELECTION. An election to defer Salary and/or Bonus during an Initial Election Period shall be effective with respect to Salary earned during the first pay period beginning after the end of the Initial Election Period. Notwithstanding anything to the contrary in this Plan, for the first Plan Year only, an Eligible Employee may elect no later than the end of the Initial Election Period to defer any Bonus which is subsequently awarded in the discretion of a Company for services performed during the first Plan Year. With respect to those Employees who are Eligible Employees as of July 26, 1999 and who choose to participate as of that date (1) the initial election to defer his or her Salary must be filed by July 30, 1999 in order for the deferral to be effective for the first pay period beginning on or after August 1, 1999, and (2) the initial election to defer his or her Bonus must be filed by July 30, 1999 in order for the deferral to be effective for the Bonus earned during the 1999 calendar year.

         (e) DURATION OF SALARY DEFERRAL ELECTION. Any Salary deferral election made under subsection (a) or subsection (g) of this Section 3.1 shall be irrevocable and shall apply only to the Salary payable with respect to services performed during the Plan Year for which the election is made; provided, that no amount of Salary shall be deferred for any month for which the Participant is paid less than 100% of his or her Salary as a result of the Participant's short-term disability or Company-approved leave of absence. For each subsequent Plan Year, an Eligible Employee may make a new election, subject to the limitations set forth in this Section 3. 1, to defer a percentage of his or her Salary. Such election shall be on a form provided by the Committee and shall be made on or before the November 15 preceding the Plan Year for which the election is to apply.

         (f) DURATION OF BONUS DEFERRAL ELECTION. Any Bonus deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall be irrevocable and, except as provided in paragraph (a), shall apply only to the Bonus payable with respect to services performed during the Plan Year for which the election is made. For each subsequent Plan Year, an Eligible Employee may make a new election, subject to the limitations set forth in this Section 3. 1, to defer a percentage of his or her Bonus. Such election shall be on a form provided by the Committee and shall be made on or before the November 15 preceding the Plan Year for which the election is to apply.

         (g) ELECTIONS OTHER THAN ELECTIONS DURING THE INITIAL ELECTION PERIOD. Subject to the minimum deferral requirement of paragraph (c) above, any Eligible Employee who fails to elect to defer Salary or Bonus during his or her Initial Election Period may subsequently elect to do so, and any Eligible Employee who




                                       5
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has terminated a prior Salary or Bonus deferral election may elect to do so again, by filing an election, on a form provided by the Committee, to defer Salary and/or Bonus as described in subsection (b) above. An election to defer Salary and/or Bonus must be filed on or before November 15 and will be effective for Salary earned during pay periods beginning after the following January 1 and the Bonus paid with respect to services performed in the Plan Year beginning on the following January 1.

3.2.     COMPANY CONTRIBUTION AMOUNTS.

         (a) For each Plan Year, the Company may, but is not required to, contribute on behalf of each Participant who is an Eligible Employee as of the Contribution Date (as defined in subsection 4.2(a) hereof) an amount equal to a certain percentage of the Participant's Salary for such Plan Year. The determination of whether, and what percentage or amount, to so award for a Plan Year shall be determined by the Company. Notwithstanding the foregoing, the following shall apply:

                  (1) With respect to each Employee who is an Eligible Employee as of July 26, 1999 (the "Initial Eligible Employees"):

                           (i) For the Plan Year ending December 31, 1999, the Company may contribute on behalf of each Initial Eligible Employee who is a Participant an amount equal to a certain percentage of the Participant's Salary payable for the period in which he or she is a Participant in the Plan during such Plan Year, where such percentage may be based upon the Participant's Years of Service with the Company as of July 26, 1999 in accordance with the following table:

           YEARS OF SERVICE AS OF JULY 26, 1999       CONTRIBUTION PERCENTAGE
           ------------------------------------       -----------------------

                        less than 5                            2%
                5 or more but less than 10                     3%
                       10 or more                              4%

                           (ii) For each Plan Year beginning on or after January 1, 2000, the Company may contribute on behalf of each Participant who is an Initial Eligible Employee the same percentage amounts that the Company contributed (or would have contributed if the Initial Eligible Employee was a Participant in the Plan in the immediately preceding Plan Year) on behalf of each such Participants in the Plan Year immediately preceding the Plan Year for which the contribution is being made in accordance with subsection 3.1(a)(1) hereof, plus an additional one percent (1%) of such Participant's Salary payable for the period in which he or she is a Participant in the Plan during such Plan Year, not to exceed a maximum aggregate percentage contribution of five percent (5%);

                  (2) With respect to each Employee who becomes an Eligible Employee after July 26, 1999 (the "New Eligible Employees"), for each Plan Year, the Company may contribute on behalf of each New Eligible Employee who is a Participant an amount equal to a certain percentage of such Participant's Salary payable for the period in which he or she is a Participant in the Plan during such Plan Year, where such percentage may be based upon such Participant's Eligible Years of Service with the Company as of the first day of such Plan Year in accordance with the following table:




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             ELIGIBLE YEARS OF SERVICE                CONTRIBUTION
           AS OF FIRST DAY OF PLAN YEAR                PERCENTAGE
         --------------------------------        -----------------------

                    less than 1                            2%
            1 or more but less than 2                      3%
            2 or more but less than 3                      4%
                    3 or more                              5%

                  (3) With respect to a Participant who incurs a Break-in-Service with the Company or its subsidiaries or affiliates, in the event that he or she becomes a Participant in the Plan again, such Participant shall be considered a New Participant for purposes of subsection 3.2(a) hereof.

         (b) A Company may, but is not required to, for any Plan Year award to any Eligible Employee or Eligible Employees an additional percentage of his or her Salary or other amount. The determination of whether, and what percentage or amount, to so award for a Plan Year shall be determined by the Company and need not be uniform among Participants.

         (c) Any contributions made by the Company on behalf of a Participant pursuant to this Section 3.2 shall be considered "Company Contribution Amounts."

3.3.     INVESTMENT ELECTIONS.

         (a) For each Plan Year, the Participant shall designate the Investment Alternatives in which amounts credited to the Participant's Account with respect to such Plan Year will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant's Accounts. The Investment Alternatives from which the Participant shall make such designation shall be selected by the Committee. The designation shall be made on a form provided to the Participant by the Committee. The Committee may from time to time eliminate or add new Investment Alternatives and shall communicate any eliminations or additions to Participants.

         In making the designation pursuant to this Section 3.3, the Participant may specify that all or any multiple of the aggregate of amounts deferred and Company Contribution Amounts (in whole-number percentages) be deemed to be invested in an Investment Alternative. Effective as of the end of any calendar quarter, a Participant may change the designation made under this Section 3.3 by filing an election, on a form provided by the Committee, at least 5 days prior to the end of any calendar month. Any change of designation shall specify that all or any multiple of the aggregate amounts covered by the designation being changed (in whole-number percentages) be deemed to be invested in another Investment Alternative. If a Participant fails to elect an Investment Alternative under this Section 3.3, he or she shall be deemed to have elected an Investment Alternative designated by the Committee on the Investment Election designation form provided to the Participant. The Committee may adopt such further rules applicable to a Participant's designation or change of designation of Investment Alternatives.

         (b) The Committee may, but is not required to, direct the Trustee to invest amounts credited to the Participant's Accounts in accordance with the Investment Alternative designations of the Participant.

                                   ARTICLE IV
                                    ACCOUNTS

4.1.     DEFERRAL ACCOUNT.

         The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("Fund Subaccounts"), each of which corresponds to an Investment Alternative elected by the Participant pursuant to
Section 3.3(a). A Participant's Deferral Account shall be credited as follows:

         (a) As of the last day of each month (or as soon thereafter as is administratively feasible) the Committee shall credit the Fund Subaccounts of the Participant's Deferral Account with an amount equal to Salary deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Section 3.3(a); that is, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in a certain type of fund shall be credited to the Fund Subaccount corresponding to that Investment Alternative;

          (b) As of the last day of the month (or as soon thereafter as is administratively feasible) coincident with or next following the date on which the Bonus or partial Bonus would have been paid, the Committee shall credit the Fund Subaccounts of the Participant's Deferral Account with an amount equal to the portion of the Bonus deferred by the Participant's election under Section 3.3(a); that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a particular Investment Alternative shall be credited to the Fund Subaccount corresponding to that Investment Alternative; and

          (c) As of the last day of each month (or such additional day or days as the Committee may direct) each Fund Subaccount of a Participant's Deferral Account shall be credited with earnings or losses or appreciation or depreciation in an amount equal to that determined by multiplying the balance credited to such Fund Subaccount as of the last day of the previous month by the net investment return for the Investment Alternative selected by the Participant pursuant to Section 3.3(a).

4.2.     COMPANY CONTRIBUTION ACCOUNT.

         The Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant's Company Contribution Account shall be further divided into separate Fund Subaccounts, each of which corresponds to an Investment Alternative elected by the Participant pursuant to Section 3.3(a). A Participant's Company Contribution Account shall be credited as follows:

         (a) As of the last day of each month (or soon thereafter as is administratively feasible) (the "Contribution Date"), the Committee shall credit the Fund Subaccounts of the Participant's Company Contribution Account with an amount equal to the Company Contribution Amount, if any, applicable to that Participant pursuant to Section 3.3(a); that is, the portion of the Company Contribution Amount, if any, which the Participant elected to be deemed to be invested in a certain type of Investment Alternative shall be credited to the corresponding Fund Subaccount; and

         (b) As of the last day of each month (or such additional day or days as the Committee may direct), each Fund Subaccount of a Participant's Company Contribution Account shall be credited with earnings or losses or appreciation or depreciation in an amount equal to that determined by multiplying the balance credited to such Fund Subaccount as of the last day of the previous month by the net investment return for the corresponding Investment Alternative selected by the Participant pursuant to Section 3.3(a).

                                    ARTICLE V
                                     VESTING

5.1.     DEFERRAL ACCOUNT.

         Subject to Sections 6.3, 6.4 and 6.6, a Participant's Deferral Account shall be 100% vested at all times.

5.2.     COMPANY CONTRIBUTION ACCOUNT.

         Subject to Sections 6.3, 6.4 and 6.6, a Participant's Company Contribution Account shall be 100% vested at all times.

                                   ARTICLE VI
                                  DISTRIBUTIONS

6.1.     DISTRIBUTION OF BENEFITS.

         (a) TERMINATION OF EMPLOYMENT DUE TO RETIREMENT OR DISABILITY. In the case of a Participant whose employment with the Company is terminated after either (i) attainment of age 55 or completion of 10 Years of Service, or (ii) as the result of a Disability, the vested portion of his or her Accounts shall be paid to the Participant (and after his or her death to his or her Beneficiary) in the form of substantially equal quarterly installments over 10 years beginning on his or her Payment Eligibility Date (or as soon thereafter as is administratively feasible). Notwithstanding the foregoing, a Participant described in the preceding sentence may elect one of the following optional forms of distribution provided that his or her election is filed with the Committee at least one year prior to his or her Payment Eligibility Date:

                  (1) a cash lump sum payable on the Participant's Payment Eligibility Date (or as soon thereafter as is administratively feasible), or

                  (2) substantially equal quarterly installments over five (5) or fifteen (15) years beginning on the Participant's Payment Eligibility Date (or as soon thereafter as is administratively feasible).

         Notwithstanding this subsection, if the value of the vested portion of the Participant's Accounts as of the last day of the month immediately preceding the Payment Eligibility Date is $25,000 or less, then such vested portion shall automatically be distributed in the form of a cash lump sum on the Participant's Payment Eligibility Date (or as soon thereafter as is administratively feasible). The Participant's Accounts shall continue to be credited with earnings pursuant to Section 4.1 of the Plan until all vested amounts credited to his or her Accounts under the Plan have been distributed.

         For all purposes under this Plan, a Participant shall not be considered terminated from employment if the Participant remains employed by another Company or by a member of the Company's controlled group of corporations (within the meaning of Section 414(b) of the Code but by substituting "more than 50 percent" for "at least 80 percent" each place it appears in such section,
Section 1563(a) of the Code and the regulations under either such section) or by a member of a group of trades or businesses which are under common control (within the meaning of Section 414(c) of the Code but by substituting "more than 50 percent" for "at least 80 percent" each place it appears in such section,
Section 1563(a) of the Code and the regulations under either such section) which includes the Company which last employed the Participant. However, if the Participant is employed by an entity which is a member of a group described in the preceding sentence and such entity ceases to be a member of such group as a result of a sale or other reorganization, such sale or other reorganization shall be treated as a termination of employment unless immediately following such event and without any break in employment the Participant is employed by a Company or another entity which is a member of a group described in the preceding sentence which includes a Company and such entity assumes liability for the payment of benefits of the Participant.

         (b) TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN RETIREMENT, DISABILITY OR DEATH. In the case of a Participant who terminates employment with the Company prior to either the attainment of age 55 or completion of 10 Years of Service, and for reasons other than Disability or death, the vested portion of the Participant's Accounts shall be paid to the Participant in the form of a cash lump sum on the Participant's Payment Eligibility Date (or as soon thereafter as is administratively feasible). Notwithstanding the foregoing, if the Participant's employment with the Company is terminated without Cause, the Committee shall determine, in its sole discretion, whether the vested portion of the Participant's Accounts shall be paid to the Participant in a lump sum distribution or in monthly installment payments as provided in subsection 6.1(a) hereof. For purposes of this Plan, "Cause" shall mean shall mean the termination of the Participant's employment by reason of the Participant's willful misconduct or gross negligence.

         (c) DEATH.

                  (1) In the case of a Participant who dies while employed by the Company, amounts credited to the Participant's Accounts shall be paid to the Participant's Beneficiary in a lump sum as soon as administratively feasible following the death of the Participant. In addition, in the event that a life insurance policy (the "Policy") was purchased by the Company or the Trust insuring the life of the Participant, the Participant's designated beneficiary shall be paid, in a lump sum, a death benefit in an amount equal to $250,000 (the "Death Benefit") as soon as is administratively feasible after the death of the Participant. The Participant shall have the right to designate and change such beneficiary (which need not be his or her Beneficiary) at any time on a form provided by and filed with the insurance carrier. If no such form is on file with the insurance carrier, the Death Benefit shall be paid to the Beneficiary. Notwithstanding the foregoing, the Death Benefit payable under this paragraph (1) shall only be paid if the insurance carrier agrees that the Participant is insurable and shall be subject to all terms and conditions set forth in the applicable Policy. Notwithstanding anything to the contrary herein or in any other document, the Company shall not have any obligation to pay the Participant or his or her beneficiary the Death Benefit described in this paragraph (1); the Death Benefit due pursuant to this paragraph (1) shall be payable solely from the proceeds of the Policy, if any. Furthermore, the Company is not obligated to maintain the Policy and no Death Benefit shall be payable hereunder if the Company has discontinued the Policy for the Participant. In addition, no Policy shall be allocated to any Account hereunder.

                  (2) If a Participant dies after terminating employment with the Company while receiving installment payments of his or her Accounts, the balance of the Participant's Accounts will continue to be paid in the same form to the Participant's Beneficiary, or, in the discretion of the Committee, to the Participant's Beneficiary in the form of a lump sum as soon as is administratively feasible.

                  (3) If a Participant dies after terminating employment with the Company but prior to receiving any amounts credited to his or her Accounts, the Participant's Beneficiary shall receive in a lump sum all amounts credited to the Participant's Accounts as soon as administratively feasible following the death of the Participant.

         (d) CHANGE IN PAYMENT ELECTION. A Participant whose employment with a Company has not been terminated may change his or her form of payment applicable to the portion of the amounts credited to his or her Accounts attributable to one or more Plan Years to one of the payment forms permitted by the Plan and, in the case of any scheduled early distributions elected pursuant to Section 6.4, may defer the scheduled distribution dates in accordance with Section 6.4; provided, however, that the election shall not become effective until the first day of the Plan Year immediately following the twelve month period commencing on the date in which the change in election is made pursuant to this subsection 6.1(d). Notwithstanding the foregoing, a Participant's payment election with respect to a given Plan Year may not be changed after payment of that portion of the Account has been made or has begun.

6.2.     UNFORESEEABLE EMERGENCY WITHDRAWALS ("HARDSHIP WITHDRAWALS")

         (a) Upon the written request of a Participant and in the event the Committee determines that an "unforeseeable emergency" has occurred with respect to the Participant, the Participant may elect to (i) suspend any deferrals required to be made by the Participant and/or (ii) receive a partial or full payment from the Plan in accordance with subsection 6.2(b) hereof. For these purposes, an "unforeseeable emergency" means a severe financial hardship resulting from (1) a sudden and unexpected illness or accident of the Participant or his or her dependent (as defined in Section 152(a) of the Code);
(2) loss of the Participant's property due to casualty; or (3) any other similar extraordinary and unforeseeable circumstances arising out of an event beyond the control of the Participant. The need to pay a Participant's child's tuition to college and the desire to purchase a home shall not be considered unforeseeable emergencies.

         (b) Payment under this Section 6.2 may be made only to the extent reasonably needed to satisfy the emergency need, and may not be made to the extent such hardship is or may be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant's assets to the extent that the liquidation of such assets would not itself cause severe financial hardship or (3) by cessation of deferrals of Salary and/or Bonus under the Plan.

         (c) Distribution pursuant to this Section 6.2 of less than the Participant's entire Account balances shall be made pro rata from the Fund Subaccounts of his or her Accounts according to the balances in such Fund Subaccounts. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section 6.2 shall be made as soon as is administratively feasible after approval of such request by the Committee.

6.3.     UNSCHEDULED EARLY DISTRIBUTIONS.

         A Participant shall be permitted to elect to withdraw amounts from his or her Account prior to termination of employment with the Company ("Early Distributions") subject to the following restrictions:

         (a) The election to take an Early Distribution of all or part of a Participant's Account shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

         (b) The amount of the Early Distribution actually paid to the Participant shall in all cases equal 90% of the requested amount of the Early Distribution, as 10% of the requested amount shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount. Such forfeited portion shall be held in a suspense account and may be applied to reduce the Company Contributions to be made by the Company for the Plan Year in which the forfeiture occurs, in accordance with the decision of the Committee.

         (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

         (d) The minimum amount that a Participant may request to receive as an Early Distribution shall be the lesser of : (i) $25,000, or (ii) the entire Participant's Account balance.

         (e) If a Participant receives an Early Distribution, the following rules will apply for the balance of the Plan Year and for the following Plan
Year: (1) the Participant will be ineligible to defer any Salary or Bonus for any part of such Plan Years and (2) the Participant will not receive any award of any Company Contribution Amount.

         (f) A distribution pursuant to this Section 6.3 of less than the Participant's entire Account balance shall be made pro rata from the Fund Subaccounts of his or her Accounts according to the balances in such Fund Subaccounts.

6.4.     SCHEDULED EARLY DISTRIBUTIONS

         On the initial election form (the "Form"), the Participant may make an irrevocable election to receive a payment, either as a lump sum or in the form of quarterly installments payable over a period of two (2) to five (5) years, of all or a portion of his or her Accounts paid on a future date while still employed, provided the payment date is at least 2 years from the date that the election form applicable to such Plan Year is received by the Committee. This election shall apply to the Salary and/or Bonus deferred for the Plan Year specified by the Participant on his or her Form and the earnings credited thereto until the payment date. A Participant may elect a different payment date for the Salary and/or Bonus deferred for each Plan Year. In addition, payment dates elected pursuant to this Section 6.4 may be deferred by at least one year, by filing with the Committee written notice at least one year prior to the payment date to be deferred; provided, however, a payment date may not be deferred a second time without the approval by the Committee. A distribution pursuant to this Section 6.4 of less than the Participant's entire Account balances shall be made pro rata from the Fund Subaccounts according to the balances in such Fund Subaccounts. Notwithstanding the foregoing, if a Participant terminates employment with a Company for any reason prior to the date on which a payment is scheduled to be made pursuant to this Section 6.4, the Participant's entire Account balances will be paid pursuant to the provisions of Section 6.1.

6.5.     CHANGE OF CONTROL.

         In the event of a Change of Control, the full amount of the Participant's Accounts shall be distributed to the Participant as soon as administratively practicable following the Change of Control.

6.6.     INABILITY TO LOCATE PARTICIPANT.

         In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the Participant's Payment Eligibility Date, the amount allocated to the Participant's Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.

6.7.     TRUST.

         (a) Claire's Stores, Inc. shall establish a Trust which may be used to pay for benefits arising under this Plan.

         (b) The Committee shall direct the Trustee to pay for benefits of the Participant or his or her Beneficiary at the time and in the amount described in this Article VI. In the event the amounts held under the Trust which are attributable to contributions made by or on behalf of the Company are not sufficient to provide the full amount payable to the Participant or Beneficiary, such Company shall pay for the remainder of such amount at the time set forth in
Article VI.

                                   ARTICLE VII
                                 ADMINISTRATION

7.1.     COMMITTEE.

         A committee shall be appointed by, and serve at the pleasure of, the Board. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

7.2.     COMMITTEE ACTION.

         The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The chairman or chairwoman any other member or members of the Committee designated by the chairman or chairwoman may execute any certificate or other written direction on behalf of the Committee.

7.3.     POWERS AND DUTIES OF THE COMMITTEE.

         The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

         (a) To select Investment Alternatives in accordance with Section 3.3(b) hereof;

         (b) To construe and interpret the terms and provisions of this Plan, and to make all factual determinations relevant to the Plan;

         (c) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

         (d) To maintain all records that may be necessary for the administration of the Plan;

         (e) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

         (f) To make and publish such rules and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

         (g) To appoint a plan administrator or any other agent, and to delegate to such administrator or agent such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe;

         (h) To direct and instruct the Trustee to the extent the Company is authorized or required to do so under any document; and

         (i) To take all actions set forth in this Plan document.

7.4.     CONSTRUCTION AND INTERPRETATION.

         The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.5.     INFORMATION.

         To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Salary and/or Bonus of all Participants, their death or other cause of termination of employment, and such other pertinent facts as the Committee may require.

7.6.     COMPENSATION, EXPENSES AND INDEMNITY.

         (a) The members of the Committee shall serve without compensation for their services hereunder.

         (b) The Committee is authorized at the expense of the Company to employ such legal counsel and other agents as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

         (c) To the extent permitted by applicable law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

7.7.     PERIODIC STATEMENTS.

         Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts as of each March 31, June 30, September 30 and December 31, or as of such additional day or days as the Committee in its discretion shall determine.

7.8.     DISPUTES.

         (a) A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim.

         (b) Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for special circumstances.

         If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (1) the specific reason or reasons for such denial; (2) the specific reference to pertinent provisions of the Plan on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limits for requesting a review under subsection (c).

         (c) Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may make a request in writing for review of the determination of the Committee. Such request must be addressed to the Committee. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and stopped from challenging the Committee's determination.

         (d) Within sixty (60) days after the Committee's receipt of a request for review, the Committee shall review the request after considering all materials presented by the Claimant. The Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1.     UNSECURED GENERAL CREDITOR.

         Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or the Trust. Any and all of the Company's assets and the Trust assets which are attributable to amounts paid into the Trust by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company, which shall be subject to the claims of the Company's general creditors. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that the Plan (and the Trust described in Section 6.6) be unfunded for purposes of the Code and for purposes of Title I of ERISA.

8.2.     NO GUARANTEE OF BENEFITS.

         Nothing contained in this Plan shall constitute a guaranty by the Company or any other entity that the assets of the Company will be sufficient to pay any benefit hereunder.

8.3.     RESTRICTION AGAINST ASSIGNMENT.

         The Committee shall direct payment of all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any Participant, Beneficiary or successor in interest have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct

8.4.     WITHHOLDING.

         There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant or Beneficiary all taxes which are required to be withheld by a Company in respect to such payment. The Company shall have the right to reduce any payment (or compensation), and the Committee shall have the right to direct reduction of any payment, by the amount of cash sufficient to provide the amount of said taxes.

8.5.     NOTICE OF ADDRESS.

         Each individual entitled to a benefit under the Plan must file with the Company, in writing, his or her post office address and each change of post office address which occurs between the date of his or her termination of employment with the Company and the date he or she ceases to be a Participant. Any communication, statement or notice addressed to such individual at his or her latest reported office address will be binding upon him or her for all purposes of the Plan and neither the Committee nor the Company shall be obliged to search for or ascertain his or her whereabouts.

8.6.     NOTICES.

         Any notice required or permitted to be given hereunder to a Participant or Beneficiary will be properly given if delivered or mailed, postage prepaid, to the Participant or Beneficiary at his or her last post office address as shown on the Company's records. Any notice to the Committee or the Company shall be properly given or filed upon receipt by the Committee or the Company at such address as may be specified from time to time by the Committee.

8.7.     EMPLOYER-EMPLOYEE RELATIONSHIP.

         The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any individual for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee or otherwise act with relation to him or her.

8.8.     AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.

         The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts (regardless of whether such amounts had become vested) shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

8.9.     GOVERNING LAW.

         This Plan shall be construed, governed and administered in accordance with applicable provisions of ERISA and, to the extent not preempted by applicable federal law, the laws of the State of Florida.

8.10.    RECEIPT OR RELEASE.

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall to the extent thereof, be in full satisfaction of all claims arising under, or with respect to, the Plan against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.


         IN WITNESS WHEREOF, Claire's Stores, Inc. has caused the Plan to be executed on this 26th day of July, 1999.

                                  CLAIRE'S STORES, INC.

                                  By:  /s/ JOSEPH A. DEFALCO, JR.
                                       ---------------------------------------
                                  Name:  Joseph A. DeFalco, Jr.
                                  Title:  Vice President - Human Resources

                             FIRST AMENDMENT TO THE
           CLAIRE'S STORES, INC. MANAGEMENT DEFERRED COMPENSATION PLAN

         THIS FIRST AMENDMENT, effective as of July 26, 1999, by CLAIRE'S STORES, INC. (the "Company") to the CLAIRE'S STORES, INC. MANAGEMENT DEFERRED COMPENSATION PLAN (the "Plan").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company did establish the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended, and

         WHEREAS, pursuant to Section 8.8, the Company reserved the right to amend said Plan;

         NOW, THEREFORE, effective as of July 26, 1999, the Plan shall be amended as follows:

1.       Section 3.1(d)(2) is hereby amended to read as follows:

                  "(2) the initial election to defer his or her Bonus must be filed by November 15, 1999 in order for the deferral to be effective for the Bonus earned during the 1999 calendar year."

2. The second sentence of the second paragraph of Section 3.3(a) is hereby amended to read as follows:

                  "Effective as of the end of any calendar month, a Participant may change the designation made under this Section 3.3 by filing an election, on a form provided by the Committee, at least 5 days prior to the end of any calendar month."

3.       Section 5.1 is hereby amended to read as follows:

                  "Subject to Sections 6.3 and 6.6 hereof, a Participant's Deferral Account shall be 100% vested at all times."

4.       Section 5.2 is hereby amended to read as follows:

                  "Subject to Sections 6.3 and 6.6 hereof, a Participant's Company Contribution Account shall be 100% vested at all times."


5. In all other respects, the Plan shall remain unchanged by this Amendment.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

                                       CLAIRE'S STORES, INC.

Dated:  JULY 26, 1999                  By:  /s/ JOSEPH A. DEFALCO, JR.
       ----------------------            -----------------------------
                                       Name:  Joseph A. DeFalco, Jr.
                                       Title:  Vice President - Human Resources

                             SECOND AMENDMENT TO THE
           CLAIRE'S STORES, INC. MANAGEMENT DEFERRED COMPENSATION PLAN

         THIS SECOND AMENDMENT, effective as of January 1, 2001, by CLAIRE'S STORES, INC. (the "Company") to the CLAIRE'S STORES, INC. MANAGEMENT DEFERRED COMPENSATION PLAN (the "Plan").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company did establish the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended, and

         WHEREAS, pursuant to Section 8.8, the Company reserved the right to amend said Plan;

         NOW, THEREFORE, effective as of January 1, 2001, the Plan shall be amended as follows:

1. Section 1.2(v) is hereby deleted and replaced in its entirety with the following:

                  "Salary" shall mean the Participant's base salary paid by the Company. Salary for purposes of the Plan shall be determined without regard to any reduction (1) for any salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code, or (2) pursuant to any deferral election in accordance with Article III of the Plan."

2. In all other respects, the Plan shall remain unchanged by this Amendment.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

                                        CLAIRE'S STORES, INC.

Dated:  JANUARY 1, 2001                 By:  /s/ JOSEPH A. DEFALCO, JR.
       -----------------------               --------------------------
                                        Name:  Joseph A. DeFalco, Jr.
                                        Title:  Vice President - Human Resources